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                                                                 Exhibit (a)(25)

To: Portal Employees
From: Mitch Gaynor
Subject: REMINDER - Portal Stock Option Exchange Program expires August 4, 2001
Date: August 3, 2001

This is a reminder that the deadline for submitting your executed Election Form is 11:59 p.m. Pacific Daylight Time, Saturday, August 4, 2001.

To make your elections:
----------------------

     .    Log in to the PSOEP Election Tool:
          http://pathfinder.portal.com/EEStock;
          ------------------------------------

     . Make your elections by following the instructions provided on the web page;

     .    Click "Save" to save your Elections;

     .    Print Election Form & Sign;

     .    Submit to HR by:

          . Hand delivery (Cupertino only) (HR is located on the first floor just south of the main lobby), or

          .    Fax to HR Operations at 408-572-3417

Alternatively, you may fill out and sign the Election Form attached to the Offer to Exchange document and also located on Pathfinder and deliver to HR Operations as provided above.

     If you have already made your elections in the Election Tool, but have not turned in your signed Election Form:

     .    Log in to the PSOEP Election Tool:
          http://pathfinder.portal.com/EEStock;

     .    Click on "Re-print Final Elections" in the green highlighted section;

     .    Print Election Form & Sign;

     .    Submit to HR by:

          . Hand delivery (Cupertino only) (HR is located on the first floor just south of the main lobby), or

          .    Fax to HR Operations at 408-572-3417

To confirm that your signed Election Form has been received:
-----------------------------------------------------------

     . Please log back in to the Election Tool, where a message at the bottom will indicate whether HR has received your signed Election Form, or

     . If unable to access the Election Tool, you may contact Pat Clark at 408-572-2129 or via email: pclark@portal.com.
                                     -----------------

If you have any questions, please contact me, Sabiha Chunawala, Loree Farrar, Dena Priolo or your HR representative.